    As filed with the Securities and Exchange Commission on January 22, 1999
                                                      Registration No. 333-
================================================================================
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                ---------------

                                    FORM S-3
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933

                                ---------------

                                 THE GAP, INC.
             (Exact name of registrant as specified in its charter)

               Delaware                             94-1697231
       (State of Incorporation)        (I.R.S. Employer Identification No.)

      One Harrison Street, San Francisco, California 94105, (415) 427-2000 (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

                                ---------------

                              LAURI SHANAHAN, ESQ.
                   Senior Vice President and General Counsel
                                 The Gap, Inc.
              One Harrison Street, San Francisco, California 94105
                                 (415) 427-2000
 (Name, address, including zip code, and telephone number, including area code, of agent for service)

                                   Copies to:

          JOHN F. SEEGAL, ESQ.                     JOHN L. SAVVA, ESQ.
         MARIE B. RIEHLE, ESQ.                     Sullivan & Cromwell
   Orrick, Herrington & Sutcliffe LLP            1888 Century Park East
      Old Federal Reserve Building                     Suite 2100
           400 Sansome Street                 Los Angeles, California 90067
    San Francisco, California 94111                  (310) 712-6600
             (415) 392-1122

                                ---------------

   Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this Registration Statement.

   If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, check the following box. [_]

   If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. [X]

   If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]

   If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]

   If delivery of the prospectus is expected to be made pursuant to Rule 434, check the following box. [_]

                                ---------------

                        CALCULATION OF REGISTRATION FEE

======================================================================================================
                                                        Proposed         Proposed
                                                        Maximum          Maximum
     Title of Each Class of          Amount to be    Offering Price     Aggregate        Amount of
   Securities to be Registered       Registered*       per Unit**    Offering Price** Registration Fee
------------------------------------------------------------------------------------------------------
Debt Securities.................     $500,000,000         100%         $500,000,000       $139,000
======================================================================================================

 * Or, if any Debt Securities are issued (i) with a principal amount denominated in one or more foreign currencies or currency units, such principal amount as shall result in an aggregate initial offering price equivalent to $500,000,000 at the time of initial offering, or (ii) at an original issue discount, such greater principal amount as shall result in proceeds to the registrant of $500,000,000.
** Estimated solely for the purpose of calculating the registration fee.
   Exclusive of accrued interest, if any.

                                ---------------

   The registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the SEC, acting pursuant to said Section 8(a), may determine.
================================================================================

++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++
+The information in this prospectus is not complete and may be changed. We may + +not sell these securities until the registration statement filed with the + +Securities and Exchange Commission is effective. This prospectus is not an + +offer to sell these securities and it is not soliciting an offer to buy these +
+securities in any state where the offer or sale is not permitted.             +
++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++
                 Subject to completion, dated January 22, 1999

                                  $500,000,000

                               [LOGO OF GAP INC.]

                                Debt Securities

                                 -------------

  The Gap, Inc. may from time to time issue up to $500,000,000 aggregate principal amount of Debt Securities. The accompanying Prospectus Supplement will specify the terms of the securities.

  The Gap, Inc. may sell these securities to or through underwriters, and also to other purchasers or through agents. The names of any underwriters or agents involved in the sale of the securities will be set forth in the accompanying Prospectus Supplement.

                                 -------------

  Neither the Securities and Exchange Commission nor any other regulatory body has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus. Any representation to the contrary is a criminal offense.

                                 -------------

                         Prospectus dated      , 1999.

                      WHERE YOU CAN FIND MORE INFORMATION

   We file annual, quarterly and special reports, proxy statements and other information with the Securities and Exchange Commission (the "SEC"). You may read and copy any document we file at the SEC's public reference rooms in Washington, D.C., New York, New York and Chicago, Illinois. Please call the SEC at 1-800-SEC-0330 for further information on the public reference rooms. Our SEC filings are also available to the public at the SEC's web site at http://www.sec.gov. Reports, proxy material and other information about us can also be inspected at the offices of the New York and Pacific Stock Exchanges.

                      DOCUMENTS INCORPORATED BY REFERENCE

   The SEC allows us to "incorporate by reference" the information we file with them, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this Prospectus, and later information that we file with the SEC will automatically update and supersede this information. We incorporate by reference the documents listed below as well as all future filings made with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), until we sell all the Debt Securities:

     (a) Our Annual Report on Form 10-K for the fiscal year ended January 31, 1998; and

     (b) Our Quarterly Reports on Form 10-Q for the fiscal quarters ended May 2, 1998, August 1, 1998 and October 31, 1998.

   This Prospectus is part of a Registration Statement on Form S-3 (the "Registration Statement") we filed with the SEC under the Securities Act of 1933, as amended (the "Securities Act"). This Prospectus does not contain all of the information set forth in the Registration Statement, certain parts of which are omitted in accordance with the rules and regulations of the SEC. You should look at the Registration Statement and its exhibits for further information about us and about the Debt Securities.

   You may request a copy of these filings, at no cost, by writing or telephoning us at the following address:

                             The Gap, Inc.
                             One Harrison Street
                             San Francisco, CA 94105
                             Attention: Investor Relations
                             Telephone: 1-800-GAP-NEWS.

   In addition, documents incorporated by reference in this Prospectus are made available by the SEC to any person through (i) the public reference facilities maintained by the SEC by calling the SEC at 1-800-SEC-0330 and (ii) the SEC's Internet site at http://www.sec.gov.

                                  THE COMPANY

General

   The Gap, Inc. (together with its subsidiaries, the "Company") is an international specialty retailer which operates stores selling casual apparel, personal care and other accessories for men, women and children under the Gap, GapKids, babyGap, Banana Republic and Old Navy brands. As of January 2, 1999, the Company operated 2,430 stores in the United States, Canada, the United Kingdom, France, Germany and Japan.

   The Company designs virtually all of its products for sale under its brands in Company-operated stores. These brands and their corresponding store formats collectively are positioned to address a broad consumer base. The Company operates the following store formats:

     Gap, GapKids and babyGap. Founded in 1969, Gap stores offer extensive selections of classically-styled, high quality, casual apparel at moderate price points. Products range from wardrobe basics, such as denim, khakis and T-shirts, to accessories and personal care products for men and women aged teen to adult. At January 2, 1999, the Company operated 1,108 Gap stores, including 161 in international locations. One hundred of the domestic stores are Gap Outlet stores. The Company entered the children's apparel market with the introduction of GapKids in 1986 and babyGap in 1989. These stores offer casual basics, outerwear, shoes and other accessories in the tradition of Gap style and quality for children aged newborn through teen. At January 2, 1999, the Company operated a total of 634 GapKids and babyGap stores, including 128 in international locations.

     Banana Republic. Acquired in 1983 with two stores, Banana Republic now offers sophisticated, fashionable collections of dress-casual and tailored clothing and accessories for men and women at higher price points. At January 2, 1999, the Company operated 290 Banana Republic stores, including 9 in Canada.

     Old Navy. The Company launched Old Navy in 1994 to address the market for value-priced family apparel. Old Navy offers broad selections of apparel, shoes and accessories for adults, children and infants in an innovative, exciting shopping environment. At January 2, 1999, the Company operated 398 Old Navy stores.

     Direct. The Company established "Gap Online" in 1997, a web-based store located at www.gap.com. Products from Gap, GapKids and babyGap stores can be purchased on-line. In 1998, Banana Republic reintroduced its catalog format, which offers clothing and accessories comparable to those carried in its collections, and is aimed at developing a closer relationship with its customer base.

   The Company's executive offices are located at One Harrison Street, San Francisco, California 94105, and its telephone number is (415) 427-2000.

Recent Developments

   The Company has been named as a defendant in two lawsuits relating to sourcing of products from Saipan (Commonwealth of the Northern Mariana Islands). A complaint was filed on January 13, 1999 in California Superior Court in San Francisco by the Union of Needletrades Industrial and Textile Employees, AFL-CIO; Global Exchange; Sweatshop Watch; and Asian Law Caucus against the Company and 17 other parties. The plaintiffs allege violations of California's unlawful, fraudulent and unfair business practices and untrue and misleading advertising statutes in connection with labeling of product and labor practices regarding workers of factories that make product for the Company in Saipan. The plaintiffs seek injunctive relief, restitution, disgorgement of profits and other damages. A second complaint was filed on January 13, 1999 in Federal District Court, Central

District of California, by various unidentified worker plantiffs against the Company and 25 other parties. Those unidentified worker plaintiffs seek class-action status and allege, among other things, that the Company violated the Racketeer Influenced and Corrupt Organizations Act in connection with the labor practices and treatment of workers of factories in Saipan that make product for the Company. The plaintiffs seek injunctive relief as well as actual and punitive damages.

                                USE OF PROCEEDS

   The net proceeds from the sale of the Debt Securities offered hereby will be used by the Company as set forth in a Prospectus Supplement relating to such Debt Securities. Except as otherwise specified in the Prospectus Supplement relating to a particular series of Debt Securities, the net proceeds from any offering will be used for general corporate purposes, including expansion of stores, distribution centers and headquarters facilities, brand investment, development of additional distribution channels and repurchase of the Company's common stock pursuant to the Company's ongoing share repurchase program.

                       RATIO OF EARNINGS TO FIXED CHARGES

   The following table sets forth the ratio of earnings to fixed charges for the Company for the periods indicated:

                         Fiscal Year Ended                            Nine Months Ended
   --------------------------------------------------------------- ----------------------
   January 29,     January 28, February 3, February 1, January 31, November 1, October 31,
      1994            1995        1996        1997        1998        1997        1998
   -----------     ----------- ----------- ----------- ----------- ----------- -----------
       3.81           4.07        3.92        4.18        4.01        2.96        3.52

   For purposes of computing the ratios of earnings to fixed charges, earnings consist of income before taxes plus fixed charges (less capitalized interest), and fixed charges consist of interest expense, capitalized interest and the portion of rental expense under operating leases representative of an interest factor.

                       DESCRIPTION OF THE DEBT SECURITIES

   The Debt Securities are to be issued under an Indenture (as amended or supplemented from time to time, the "Indenture") between the Company and Harris Trust Company of California, as Trustee (the "Trustee"), a copy of which is incorporated by reference as an exhibit to the Registration Statement. The statements herein relating to the Debt Securities and the following summaries of certain provisions of the Indenture do not purport to be complete and are subject to, and are qualified in their entirety by reference to, all the provisions of the Indenture, including the definitions therein of certain terms, and the Trust Indenture Act of 1939, as amended (the "Trust Indenture Act"). Wherever particular sections or defined terms of the Indenture are referred to in this Prospectus or in a Prospectus Supplement, such sections or defined terms are incorporated herein or therein by reference.

   The following sets forth certain general terms and provisions of the Debt Securities offered hereby. The particular terms of the Debt Securities offered by any Prospectus Supplement (the "Offered Debt Securities") and the extent, if any, to which such general terms and provisions may not apply to the Debt Securities so offered will be described in the Prospectus Supplement relating to such Offered Debt Securities (the "Applicable Prospectus Supplement").

General

   The Indenture does not limit the amount of Debt Securities that may be issued thereunder and Debt Securities may be issued thereunder from time to time in one or more series. The Debt

Securities will be unsecured and unsubordinated obligations of the Company and will rank equally and ratably with other unsecured and unsubordinated obligations of the Company.

   Unless otherwise indicated in the Applicable Prospectus Supplement, principal of, premium, if any, and interest on the Debt Securities will be payable, and the transfer of Debt Securities will be registrable, at the office or agency to be maintained by the Company in The City of New York and at any other office or agency maintained by the Company for this purpose. (Sections 301, 305 and 1002) The Debt Securities will be issued only in fully registered form without coupons and, unless otherwise indicated in the Applicable Prospectus Supplement, in denominations of $1,000 or integral multiples of $1,000. (Section 302) No service charge will be made for any registration of transfer or exchange of the Debt Securities, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge imposed in connection therewith. (Section 305)

   The Applicable Prospectus Supplement will describe the terms of the Offered Debt Securities, including:

   (1) the title of the Offered Debt Securities;

   (2) any limit on the aggregate principal amount of the Offered Debt
       Securities;

   (3) the person or entity to whom any interest on the Offered Debt Securities shall be payable, if other than the person or entity in whose name that Security (or one or more Predecessor Securities) is registered at the close of business on the Regular Record Date for such interest;

   (4) the date or dates on which the principal of and premium, if any, on the Offered Debt Securities is payable or the method of determination thereof;

   (5) the rate or rates at which the Offered Debt Securities shall bear interest, if any, or the method of calculating the rate or rates of interest, the date or dates from which any interest shall accrue or the method by which the date or dates shall be determined, the Interest Payment Dates on which any interest shall be payable and the Regular Record Date for interest payable on any Interest Payment Date;

   (6) the place or places where the principal of, premium, if any, and interest on the Offered Debt Securities shall be payable;

   (7) the period or periods within which, the price or prices at which, the currency or currencies (including currency units) in which and the other terms and conditions upon which the Offered Debt Securities may be redeemed, in whole or in part, at the option of the Company;

   (8) the obligation, if any, of the Company to redeem or purchase the Offered Debt Securities pursuant to any sinking fund or analogous provisions or at the option of a holder and the period or periods within which, the price or prices at which and the other terms and conditions upon which the Offered Debt Securities shall be redeemed or purchased, in whole or in part, pursuant to such obligation;

   (9) if other than denominations of $1,000 and any integral multiple of $1,000, the denominations in which the Offered Debt Securities shall be issuable;

  (10) the currency, currencies or currency units in which payment of the principal of and any premium and interest on any Offered Debt Securities shall be payable if other than the currency of the United States of America and the manner of determining the equivalent thereof in the currency of the United States of America;

  (11) if the amount of payments of principal of or any premium or interest on any Offered Debt Securities may be determined with reference to an index, formula or other method, the index, formula or other method by which these amounts shall be determined;

  (12) if the principal of or any premium or interest on any Offered Debt Securities is to be payable, at the election of the Company or a holder, in one or more currencies or currency units other than that or those in which the Debt Securities are stated to be payable, the currency, currencies or currency units in which payment of the principal of and any premium and interest on the Offered Debt Securities as to which such election is made shall be payable, and the periods within which and the other terms and conditions upon which such election is to be made;

  (13) if other than the principal amount, the portion of the principal amount of the Offered Debt Securities which shall be payable upon declaration of acceleration of maturity or the method by which the portion may be determined;

  (14) the applicability of the provisions described under "Defeasance of Offered Debt Securities or Certain Covenants in Certain
       Circumstances";

  (15) if the Offered Debt Securities will be issuable only in the form of one or more Global Debt Securities as described under "Global Debt Securities", the Depositary or its nominee with respect to the Offered Debt Securities and the circumstances under which the Global Debt Security may be registered for transfer or exchange or authenticated and delivered in the name of a person or entity other than the Depositary or its nominee; and

  (16) any other terms of the Offered Debt Securities.

(Section 301)

   Debt Securities may be issued under the Indenture as Original Issue Discount Debt Securities to be offered and sold at a substantial discount below their stated principal amount. Special Federal income tax, accounting and other considerations applicable thereto will be described in the Prospectus Supplement relating thereto. "Original Issue Discount Debt Security" means any Debt Security which provides for an amount less than the principal amount to be due and payable upon a declaration of acceleration of maturity upon the occurrence and continuance of an Event of Default. (Section 101)

   If the purchase price of any of the Debt Securities is payable in one or more foreign currencies or currency units, if any Debt Securities are denominated in one or more foreign currencies or currency units or if the principal of, premium, if any, or interest, if any, on any Debt Securities is payable in one or more foreign currencies or currency units, the restrictions, elections, material U.S. federal income tax considerations and other information with respect to such issue of Debt Securities and such foreign currency or currency units will be set forth in the Applicable Prospectus Supplement.

   If any index is used to determine the amount of payments of principal of, premium, if any, or interest, if any, on any series of Debt Securities, material U.S. federal income tax, accounting and other considerations applicable thereto will be described in the Applicable Prospectus Supplement.

Global Debt Securities

   The following description of Global Debt Securities will apply to any series of Debt Securities except as otherwise provided in the Applicable Prospectus Supplement.

   The Debt Securities of a series may be issued in the form of one or more Global Debt Securities that will be deposited with or on behalf of a Depositary, which will be a clearing agent registered under the Exchange Act. Global Debt Securities will be registered in the name of the Depositary or a nominee of the Depositary, will be deposited with the Depositary or nominee or a custodian therefor and will bear a legend regarding the restrictions on exchanges and registration of transfer and any other matters as may be provided for pursuant to the Indenture. Unless and until it is exchanged in whole or in part for Debt Securities in definitive certificated form, a Global Debt Security may not be transferred or exchanged except as a whole by the Depositary for such Global Debt Security to a nominee of the Depositary or by a nominee of the Depositary to the Depositary or another nominee of the Depositary or by the Depositary or any nominee to a successor Depositary for such series or a nominee of a successor Depositary, or except in the circumstances described in the Applicable Prospectus Supplement. (Section 305)

   Upon the issuance of any Global Debt Security, and the deposit of the Global Debt Security with or on behalf of the Depositary for the Global Debt Security, the Depositary will credit on its book-entry registration and transfer system the respective principal amounts of the Debt Securities represented by the Global Debt Security to the accounts of institutions ("Participants") that have accounts with the Depositary. The accounts to be credited will be designated by the underwriters or agents engaging in the distribution of the Debt Securities or by the Company, if the Debt Securities are offered and sold directly by the Company. Ownership of beneficial interests in a Global Debt Security will be limited to Participants or persons that may hold interests through Participants. Ownership of beneficial interests in a Global Debt Security will be shown on, and the transfer of that ownership will be effected only through, records maintained by the Depositary for the Global Debt Security or by its nominee. Ownership of beneficial interests in the Global Debt Security by persons who hold through Participants will be shown on, and the transfer of beneficial interests within such Participants will be effected only through, records maintained by those Participants. The laws of some jurisdictions require that certain purchasers of securities take physical delivery of securities in definitive form. These laws may impair the ability to transfer beneficial interests in a Global Debt Security.

   So long as the Depositary for a Global Debt Security, or its nominee, is the owner of that Global Debt Security, the Depositary or its nominee, as the case may be, will be considered the sole owner or holder of the Debt Security represented by that Global Debt Security for all purposes under the Indenture. Accordingly, each person owning a beneficial interest in the Global Debt Security must rely on the procedures of the Depositary and, if the person is not a Participant, on the procedures of the Participant through which that person owns its interest, to exercise any rights of a holder under the Indenture. The Company understands that under existing industry practices, if it requests any action of holders or if an owner of a beneficial interest in a Global Debt Security desires to give or take any instruction or action which a holder is entitled to give or take under the Indenture, the Depositary would authorize the Participants holding the relevant beneficial interests to give or take that instruction or action, and the Participants would authorize beneficial owners owning through those Participants to give or take that instruction or action or would otherwise act upon the instructions of beneficial owners holding through them.

   Unless otherwise specified in the Applicable Prospectus Supplement, payments with respect to principal, premium, if any, and interest, if any, on the Debt Securities represented by a Global Debt Security registered in the name of the Depositary or its nominee will be made to the Depositary or its nominee, as the case may be, as the registered owner of that Global Debt Security. The Company expects that the Depositary for any Debt Securities represented by a Global Debt Security, upon receipt of any payment of principal or interest in respect of the Global Debt Security, will credit immediately Participants' accounts with payments in amounts proportionate to their respective beneficial interests in the Global Debt Security as shown on the records of the Depositary. The Company also expects that payments by Participants to owners of beneficial interests in the Global Debt Security held through those Participants will be governed by standing instructions and customary practices, as is now the case with securities in bearer form held for the accounts of customers or registered in "street name", and will be the responsibility of those Participants. None of the Company, the Trustee or any agent of the Company or the Trustee shall have any responsibility or liability for any aspect of the records relating to, or payments made on account of, beneficial interests in any Global Debt Security, or for maintaining, supervising or reviewing any records relating to those beneficial interests.

   A Global Debt Security shall be exchangeable for Debt Securities in certificated registered form, of like tenor and of an equal aggregate principal amount, only if:

  (a) the Depositary notifies the Company that it is unwilling or unable to continue as Depositary for that Global Debt Security or if at any time the Depositary ceases to be a clearing agency registered under the Exchange Act;

  (b) the Company in its sole discretion determines that such Global Debt Security shall be exchangeable for Debt Securities in certificated registered form; or

  (c) there shall have occurred and be continuing an Event of Default with respect to the Debt Securities.

   Any Global Debt Security that is exchangeable pursuant to the preceding sentence shall be exchangeable for Debt Securities registered in the name or names of such person or persons as the Depositary shall instruct the Trustee. It is expected that these instructions may be based upon directions received by the Depositary from its Participants with respect to ownership of beneficial interests in the Global Debt Security.

Events of Default

   Any one of the following events will constitute an Event of Default under the Indenture with respect to Debt Securities of any series:

  (a) failure to pay any interest on any Debt Security of that series when due, continued for 30 days;

  (b) failure to pay principal of or any premium on any Debt Security of that series when due;

  (c) failure to deposit any sinking fund payment, when due, in respect of any Debt Security of that series;

  (d) failure to perform, or breach of, any covenant or warranty of the Company in the Indenture with respect to Debt Securities of that series continued for 60 days after written notice as provided in the Indenture;

  (e) a default under any indebtedness for money borrowed by the Company or any Subsidiary if (A) the default either (1) results from the failure to pay the principal of any such indebtedness at its stated maturity or
      (2) relates to an obligation other than the obligation to pay the principal of such indebtedness at its stated maturity and results in such indebtedness becoming or being declared due and payable prior to the date on which it would otherwise become due and payable, (B) the principal amount of such indebtedness, together with the principal amount of any other such indebtedness in default for failure to pay principal at stated maturity or the maturity of which has been so accelerated, aggregates $25,000,000 or more at any one time outstanding and (C) such indebtedness is not discharged, or such acceleration is not rescinded or annulled, within 10 business days after written notice as provided in the Indenture;

  (f) certain events of bankruptcy, insolvency or reorganization of the Company; or

  (g) any other Event of Default provided with respect to Debt Securities of that series.

(Section 501)

   If an Event of Default (other than an Event of Default described in clause
(f) of the preceding paragraph) with respect to the Debt Securities of any series at the time Outstanding shall occur and be continuing, either the Trustee or the Holders of at least 25% in aggregate principal amount of the Outstanding Debt Securities of that series may accelerate the maturity of all Debt Securities of that series; provided, however, that after such acceleration, but before a judgment or decree based on acceleration, the holders of a majority in aggregate principal amount of the Outstanding Debt Securities of that series may, under certain circumstances, rescind and annul such acceleration if all Events of Default, other than the non-payment of accelerated principal, have been cured or waived as provided in the Indenture. If an Event of Default described in clause (f) of the immediately preceding paragraph occurs, the Outstanding Debt Securities will ipso facto become immediately due and payable without any declaration or other act on the part of the Trustee or any holder. (Section 502)

   Reference is made to the Applicable Prospectus Supplement relating to any series of Offered Debt Securities that are Original Issue Discount Debt Securities for the particular provisions relating to acceleration of the Stated Maturity of a portion of the principal amount of such series of Original Issue Discount Debt Securities upon the occurrence of an Event of Default and the continuation thereof.

   The Indenture provides that, subject to the duty of the Trustee during default to act with the required standard of care, the Trustee will be under no obligation to exercise any of its rights or powers under the Indenture at the request or direction of any of the holders of Debt Securities, unless such holders shall have offered to the Trustee reasonable indemnity. (Section 603) Subject to such provisions for the indemnification of the Trustee and to certain other conditions, the holders of a majority in aggregate principal amount of the Outstanding Debt Securities of any series will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred on the Trustee, with respect to the Debt Securities of that series. (Section 512)

   No holder of Debt Securities of any series will have any right to institute any proceeding with respect to the Indenture or for any remedy thereunder, unless that holder shall have previously given to the Trustee written notice of a continuing Event of Default and unless the holders of at least 25% in principal amount of the Outstanding Debt Securities of that series shall have made written request, and offered reasonable indemnity, to the Trustee to institute such proceeding as trustee, and the Trustee shall not have received from the holders of a majority in aggregate principal amount of the Outstanding Debt Securities of that series a direction inconsistent with such request and shall have failed to institute such proceeding within 60 days. (Section 507) However, these limitations do not apply to a suit instituted by a holder of Debt Securities for enforcement of payment of the principal of and premium, if any, or interest on such Debt Securities on or after the respective due dates expressed in such Debt Securities. (Section 508)

   The Company is required to furnish to the Trustee annually a statement as to the performance by the Company of certain of its obligations under the Indenture and as to any default in such performance. (Section 1004)

Modification and Waiver

   Modifications and amendments of the Indenture may be made by the Company and the Trustee without the consent of the holders of any of the Debt Securities in order

   (1) to evidence the succession of another entity to the Company and the assumption of the covenants and obligations of the Company under the Debt Securities and the Indenture by such successor to the Company;

   (2) to add to the covenants of the Company for the benefit of the holders of all or any series of Debt Securities or to surrender any right or power conferred on the Company by the Indenture;

   (3) to add additional Events of Default with respect to any series of Debt Securities;

   (4) to add to or change any provisions to such extent as may be necessary to permit or facilitate the issuance of Debt Securities in bearer form or to facilitate the issuance of Global Debt Securities;

   (5) to add to, change or eliminate any provision affecting only Debt Securities not yet issued;

   (6) to secure the Debt Securities;

   (7) to establish the form or terms of Debt Securities of any series;

   (8) to evidence and provide for successor Trustees or to add or change any provisions to such extent as may be necessary to provide for or facilitate the appointment of a separate Trustee or Trustees for specific series of Debt Securities;

   (9) to permit payment in respect of Debt Securities in bearer form in the United States to the extent allowed by law; or

  (10) to cure any ambiguity, to correct or supplement any mistaken or inconsistent provisions or to make any other provisions with respect to matters or questions arising under the Indenture, provided that any such action (other than in respect of a mistaken provision) does not adversely affect in any material respect the interests of any holder of Debt Securities of any series then outstanding.

(Section 901)

   Modifications and amendments of the Indenture also may be made by the Company and the Trustee with the consent of the holders of not less than a majority in aggregate principal amount of the Outstanding Debt Securities of each series issued under the Indenture and affected by the modification or amendments; provided, however, that no modification or amendment may, without the consent of the holders of all Debt Securities affected thereby,

   (1) change the Stated Maturity of the principal amount of, or any installment of principal of or interest on, any Debt Security;

   (2) reduce the principal amount of, or the premium, if any, or (except as otherwise provided in the Applicable Prospectus Supplement) interest on any Debt Security (including in the case of an Original Issue Discount Debt Security the amount payable upon acceleration of maturity);

   (3) change the place or currency of payment of principal of, premium, if any, or interest on any Debt Security;

   (4) impair the right to institute suit for the enforcement of any payment on any Debt Security on or after its Stated Maturity (or in the case of redemption, on or after the Redemption Date); or

   (5) reduce the percentage in principal amount of Outstanding Debt Securities of any series, the consent of whose holders is required for modification or amendment of the Indenture or for waiver of compliance with certain provisions of the Indenture or for waiver of certain defaults.

(Section 902)

   The holders of at least a majority in aggregate principal amount of the Outstanding Debt Securities of any series may, on behalf of all holders of Debt Securities of that series, waive compliance by the Company with certain restrictive provisions of the Indenture. (Section 1008) The holders of not less than a majority in aggregate principal amount of the Outstanding Debt Securities of any series may, on behalf of all holders of Debt Securities of that series, waive any past default under the Indenture, except a default in the payment of principal, premium or interest or in respect of a covenant or provision of the Indenture that cannot be modified or amended without the consent of the holder of each Outstanding Debt Security of such series affected thereby. (Section 513)

No Protection In the Event of a Change of Control

   Unless otherwise set forth in the Applicable Prospectus Supplement, the Debt Securities will not contain any provisions which may afford holders of the Debt Securities protection in the event of a change in control of the Company or in the event of a highly leveraged transaction (whether or not the transaction results in a change in control of the Company).

Covenants

   Unless otherwise set forth in the Applicable Prospectus Supplement, and except as set forth below, the Debt Securities will not contain any restrictive covenants, including covenants restricting the Company or any of its Subsidiaries from incurring, issuing, assuming or guaranteeing any indebtedness or encumbering any property of the Company or any subsidiary, or restricting the Company or any Subsidiary from transferring assets or entering into any sale and leaseback transaction.

Consolidation, Merger and Sale of Assets

   The Company may not consolidate with or merge with or into any other entity or transfer or lease its assets substantially as an entirety to any entity, unless

   (1) either the Company is the continuing corporation, or any successor or purchaser is a corporation, partnership or trust organized under the laws of the United States of America, any State or the District of Columbia, and the successor or purchaser expressly assumes the Company's obligations on the Debt Securities under a supplemental indenture,

   (2) immediately after giving effect to the transaction, no Event of Default, and no event which, after notice or lapse of time or both, would become an Event of Default, shall have occurred and be continuing, and

   (3) if a supplemental indenture is to be executed in connection with such consolidation, merger, transfer or lease, the Company has delivered to the Trustee an officers' certificate and an opinion of counsel stating compliance with these provisions.

(Section 801)

Defeasance of Offered Debt Securities or Certain Covenants in Certain Circumstances

 Defeasance and Discharge

   The Indenture provides that the terms of any series of Debt Securities may provide the Company with the option to be discharged from any and all obligations in respect of the Debt Securities of such series (except for certain transfer and administrative duties) upon the deposit with the Trustee, in trust, of money and/or U.S. Government Obligations which, through the payment of interest and principal in accordance with their terms, will provide money in an amount sufficient to pay any installment of principal (and premium, if any) and interest on, and any mandatory sinking fund payments in respect of, the Debt Securities of such series on the Stated Maturity of such payments in accordance with the terms of the Indenture and such Debt Securities. Discharge may only occur if, among other things, the Company has delivered to the Trustee an opinion of counsel to the effect that the Company has received from, or there has been published by, the United States Internal Revenue Service a ruling, or there has been a change in tax law, in either case to the effect that such discharge will not be deemed, or result in, a taxable event with respect to holders of the Debt Securities of such series. (Sections 1302 and
1304)

 Defeasance of Certain Covenants

   The Indenture provides that the terms of any series of Debt Securities may provide the Company with the option to omit to comply with the restrictive covenant described in this Prospectus under "Consolidation, Merger and Sale of Assets" and any other covenants made applicable to any series of Debt Securities as described in the Applicable Prospectus Supplement. The Company, in order to exercise this option, will be required to deposit with the Trustee money and/or U.S. Government Obligations which, through the payment of interest and principal in accordance with their terms, will provide money in an amount sufficient to pay principal (and premium, if any) and interest on, and any mandatory sinking fund payments in respect of, the Debt Securities of such series on the Stated Maturity of such payments in accordance with the terms of the Indenture and such Debt Securities. The

Company will also be required to deliver to the Trustee an opinion of counsel to the effect that the deposit and related covenant defeasance will not cause the holders of the Debt Securities of such series to recognize income, gain or loss for federal income tax purposes. (Sections 1303 and 1304)

   In the event the Company exercises this option and the Debt Securities of such series are declared due and payable because of the occurrence of any Event of Default, the amount of money and U.S. Government Obligations on deposit with the Trustee will be sufficient to pay amounts due on the Debt Securities of such series at the time of their Stated Maturity but may not be sufficient to pay amounts due on the Debt Securities of such series at the time of the acceleration resulting from such Event of Default. However, the Company shall remain liable for such payments.

   The Applicable Prospectus Supplement will state if any defeasance provisions will apply to the Offered Debt Securities.

Concerning the Trustee

   Harris Trust Company of California, a California trust company, is the Trustee under the Indenture. The Trustee may resign at any time or may be removed by the holders of at least a majority in aggregate principal amount of the Outstanding Debt Securities. If the Trustee resigns, is removed or becomes incapable of acting as Trustee or if a vacancy occurs in the office of the Trustee for any cause, a successor Trustee shall be appointed in accordance with the provisions of the Indenture.

                              PLAN OF DISTRIBUTION

   The Company may sell Debt Securities to or through one or more underwriters or dealers and also may sell Debt Securities to other investors directly or through agents.

   The distribution of the Debt Securities may be effected from time to time in one or more transactions at a fixed price or prices, which may be changed, or at market prices prevailing at the time of sale, at prices related to those prevailing market prices or at negotiated prices.

   In connection with the sale of Debt Securities, underwriters may receive compensation from the Company or from purchasers of Debt Securities for whom they may act as agents in the form of discounts, concessions or commissions. Underwriters may sell Debt Securities to or through dealers, and those dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters and/or commissions from the purchasers for whom they may act as agents. Underwriters, dealers and agents that participate in the distribution of Debt Securities may be deemed to be underwriters, and any discounts or commissions received by them from the Company and any profit on the resale of Debt Securities by them may be deemed to be underwriting discounts and commissions, under the Securities Act. Any underwriter or agent will be identified, and any compensation received from the Company will be described, in the applicable Prospectus Supplement.

   Under agreements which may be entered into by the Company, underwriters and agents who participate in the distribution of Debt Securities may be entitled to indemnification by the Company against certain liabilities, including liabilities under the Securities Act.

                        VALIDITY OF THE DEBT SECURITIES

   The validity of the Debt Securities will be passed upon by Orrick, Herrington & Sutcliffe LLP, San Francisco, California, and, unless otherwise indicated in a Prospectus Supplement relating to Offered Debt Securities, by Sullivan & Cromwell, Los Angeles, California, counsel for the underwriters or agents.

                                    EXPERTS

   The consolidated financial statements of the Company as of January 31, 1998 and February 1, 1997 and for each of the three fiscal years in the period ended January 31, 1998, incorporated in this Prospectus by reference from the Company's Annual Report on Form 10-K for the fiscal year ended January 31, 1998 have been audited by Deloitte & Touche LLP, independent auditors, as stated in their report, which is incorporated herein by reference, and have been so incorporated in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

   With respect to the unaudited interim financial information for the periods ended May 2, 1998 and May 3, 1997, and for the periods ended August 1, 1998 and August 2, 1997, and for the periods ended October 31, 1998 and November 1, 1997 which is incorporated herein by reference, Deloitte & Touche LLP have applied limited procedures in accordance with professional standards for a review of such information. However, as stated in their reports included in the Company's Quarterly Reports on Form 10-Q for the quarters ended May 2, 1998, August 1, 1998 and October 31, 1998 and incorporated by reference herein, they did not audit and they do not express an opinion on that interim financial information. Accordingly, the degree of reliance on their reports on such information should be restricted in light of the limited nature of the review procedures applied. Deloitte & Touche LLP are not subject to the liability provisions of Section 11 of the Securities Act for their reports on the unaudited interim financial information because those reports are not "reports" or a "part" of the registration statement prepared or certified by an accountant within the meaning of Sections 7 and 11 of the Securities Act.

                                    PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14. Other Expenses of Issuance and Distribution.

   The following is an itemized statement of expenses of the Company in connection with the issue of the Debt Securities.

     Registration fee................................................ $ 139,000
     Rating Agencies fees............................................   250,000
     Fees and expenses of Trustee....................................     7,000
     Printing expenses...............................................    30,000
     Blue Sky and legal investment fees and expense..................    10,000
     Accountants' fees and expenses..................................    75,000
     Counsel fees and expenses.......................................    30,000
     Miscellaneous...................................................     4,000
                                                                      ---------
       Total......................................................... $ 545,000
                                                                      =========

   All except the first of the foregoing amounts are estimates.

Item 15. Indemnification of Directors and Officers.

   Section 145 of the Delaware Corporation Law authorizes a court to award or a corporation's board of directors to grant indemnity to officers and directors in terms sufficiently broad to permit such indemnification under certain circumstances for liabilities (including reimbursement for expenses incurred) arising under the Securities Act. The Registrant's By-laws provide for indemnification of the Registrant's directors and officers to the maximum extent permitted by the Delaware law.

Item 16. Exhibits.

 Exhibit
  Number  Exhibit
 -------  -------
   1.1    Form of Underwriting Agreement.
   4.1    Indenture, dated as of September 1, 1997, between the Company and
          Harris Trust Company of California, as Trustee (incorporated by reference to Exhibit 4 to the Company's Quarterly Report on Form 10-
          Q for the quarter ended November 1, 1997, SEC's File No. 1-7562).
   4.2    Form of Debt Security (included in Exhibit 4.1 hereto).
   5.1    Opinion of Orrick, Herrington & Sutcliffe LLP as to the validity of the Debt Securities.
  12.1    Statement Setting Forth Computation of Ratio of Earnings to Fixed
          Charges.
  15.1    Letter re unaudited interim financial information.
  23.1    Consent of Deloitte & Touche LLP.
  23.2    The consent of Orrick, Herrington & Sutcliffe LLP is contained in the opinion filed as Exhibit 5.1 to this Registration Statement.
  24.1    Powers of Attorney of Directors and Officers of the Company (set
          forth on the signature pages to this Registration Statement).
  25.1    Form T-1 Statement of Eligibility and Qualification of Harris Trust
          Company of California, as Trustee.

Item 17. Undertakings.

   The undersigned registrant hereby undertakes:

   (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

     (i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

     (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement.

     (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement, or any material change to such information in the registration statement;

provided, however, that paragraphs (i) and (ii) shall not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to
Section 13 or Section 15(d) of the Securities Exchange Act that are incorporated by reference in the registration statement.

   (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

   (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

   (4) That, for purposes of determining any liability under the Securities Act, each filing of the registrant's annual report pursuant to Section 13(a) or
Section 15(d) of the Securities Exchange Act that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

   (5) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the provisions described under Item 15 above, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted against the registrant by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

   Pursuant to the requirements of the Securities Act of 1933, the Company certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-3 and has duly caused this registration statement or amendment to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Francisco, State of California, on the 22nd day of January, 1999.

                                          The Gap, Inc.
                                          (Registrant)

                                          By:/s/ Millard S. Drexler
                                            ___________________________________
                                          Name:Millard S. Drexler
                                          Title:Chief Executive Officer

                               POWER OF ATTORNEY

   Each person whose signature appears below appoints Millard S. Drexler, Warren R. Hashagen and Anne B. Gust, and each of them, as his or her true and lawful attorneys-in-fact and agents with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any or all amendments (including post-effective amendments) to this Registration Statement or any subsequent registration statements pursuant to Rule 462 (including any amendments thereto), and to file the same, with all exhibits thereto, and all documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the foregoing, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them or their substitutes, may lawfully do or cause to be done by virtue hereof.

   Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated:

             Signature                           Title                    Date
             ---------                           -----                    ----

       /s/ Millard S. Drexler        Chief Executive Officer and    January 22, 1999
____________________________________  Director (Principal
         Millard S. Drexler           Executive Officer)

       /s/ Warren R. Hashagen        Senior Vice President and      January 22, 1999
____________________________________  Chief Financial Officer
         Warren R. Hashagen           (Principal Financial and
                                      Accounting Officer)

        /s/ Donald G. Fisher         Chairman and Director          January 22, 1999
____________________________________
          Donald G. Fisher


      /s/ Adrian D. P. Bellamy       Director                       January 22, 1999
____________________________________
        Adrian D. P. Bellamy

        /s/ Doris F. Fisher          Director                       January 22, 1999
____________________________________
          Doris F. Fisher

        /s/ Robert J. Fisher         Director                       January 22, 1999
____________________________________
          Robert J. Fisher

         /s/ John M. Lillie          Director                       January 22, 1999
____________________________________
           John M. Lillie

       /s/ Charles R. Schwab         Director                       January 22, 1999
____________________________________
         Charles R. Schwab

       /s/ Brooks Walker, Jr.        Director                       January 22, 1999
____________________________________
         Brooks Walker, Jr.

        /s/ Sergio S. Zyman          Director                       January 22, 1999
____________________________________
          Sergio S. Zyman
